Exhibit 99.4

                               WAIVER AND CONSENT

      THIS WAIVER AND CONSENT (this "Consent") is made and entered into as of the _____ day of _____________, 2001, by and among SCI SYSTEMS, INC., a Delaware corporation ("SCI") and holders of notes which are party to the Note Purchase Agreement hereinafter referred to (the "Holders").

                              W I T N E S S E T H:

      WHEREAS, SCI and the Holders are party to that certain Note Purchase Agreement, dated as of June 26, 1996 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"); and

      WHEREAS, SCI has failed to comply with certain of the financial covenants contained in Article 10 of the Note Purchase Agreement and has requested that the Required Holders waive the Events of Default arising as a result of such failures and consent to SCI's future noncompliance with such financial covenants as more fully set forth herein; and

      WHEREAS, the Required Holders are willing to agree to such request, subject to the terms and conditions hereof;

      NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Note Purchase Agreement.

      2. Waiver. Subject to the conditions contained herein, the Required Holders hereby waive any Default or Event of Default arising solely out of:

            (i) SCI's failure to comply with the minimum EBIT requirement contained in Section 10.1(c) of the Note Purchase Agreement for the period beginning on June 30, 2001 and ending on the Effective Date (as hereinafter defined); and

            (ii) SCI's failure to comply with the minimum Consolidated Tangible Net Worth requirement contained in Section 10.1(d) of the Note Purchase Agreement for the period beginning on June 30, 2001 and ending on the Effective Date.

      3. Consent and Forbearance. Subject to the conditions contained herein, the Required Holders hereby consent to any failure by SCI to comply with the minimum EBIT requirement contained in Section 10.1 (c) of the Note Purchase Agreement and the minimum Consolidated Tangible Net Worth requirement contained in Section 10.1(d) of the Note Purchase Agreement, in each case for the period beginning on the Effective Date and ending on December 6, 2001. Further, the Required Holders agree to forbear from exercising the right under Section 12.1(b) of the Note Purchase Agreement to declare the Notes to be immediately due and payable as a result of the noncompliance described in this Section 3 until the earlier of (i) the failure of SCI to comply with the covenant set forth in Section 6 below or
(ii) December 6, 2001.

      4. Effective Date. The consents, waivers, and forbearance contained herein shall become effective on the date of execution of this Consent by the last of the Required Holders whose consent will result in the consent and waiver of the Required Holders having been obtained in accordance with the Note Purchase Agreement.

      5. Representations and Warranties; No Default. SCI hereby represents and warrants to the Holders that (a) all of SCI's representations and warranties contained in the Note Purchase Agreement are true and correct on and as of the date of execution of this Consent (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and after giving effect to this Consent, no Default or Event of Default has occurred and is continuing as of such date under the Note Purchase Agreement; (b) SCI has the power and authority to enter into this Consent and to perform all of its obligations hereunder; (c) the execution, delivery and performance of this Consent have been duly authorized by all necessary corporate action on the part of SCI; (d) this Consent and any other instruments, documents and agreements executed in connection herewith are the legal, valid and binding obligations of SCI, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies; and (e) the execution and delivery of this Consent and performance thereof by SCI do not and will not violate the Certificate of Incorporation, Bylaws or other organizational documents of SCI and do not and will not violate or conflict with any law, order, writ, injunction or decree of any court, administrative agency or other governmental authority applicable to SCI or its properties.

      6. Prepayment Covenant. On or before November 21, 2001 SCI will send to each Holder a prepayment notice in accordance with Section 8.3 of the Note Purchase Agreement and will prepay the Notes in full, including accrued and unpaid interest and the requisite Make Whole Amount, on December 6, 2001. Compliance with this covenant is a condition to the continued effectiveness of this waiver.

      7. Expenses. SCI agrees to pay, immediately upon demand by a Holder, all costs, expenses, reasonable attorneys' fees and other charges and expenses actually incurred by such Holder in connection with the negotiation, preparation, execution and delivery of this Consent and any other instrument, document, agreement or consent executed in connection with this Consent.

      8. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein shall constitute an Event of Default under the Note Purchase Agreement and the Holders shall be entitled to exercise all rights and remedies they may have under the Note Purchase Agreement, any other documents executed in connection therewith and applicable law.

      9. References. All references in the Note Purchase Agreement shall hereafter be deemed to be references to the Note Purchase Agreement after giving effect to the provisions of this Consent.

      10. No Waiver. Except as expressly set forth herein, neither any provisions of this Consent, nor any subsequent failure by the Holders to insist, nor any election by the Holders not to insist, upon strict performance of the terms and conditions hereof or of the Note Purchase Agreement shall be deemed a waiver of same or of any other term, condition or provision thereof. Except to the extent waived or consented to as expressly set forth herein, each Holder shall have the right at any time and from time to time to insist upon the strict performance of any and all the terms, provisions and conditions of the Note Purchase Agreement and every right, power and remedy given to the Holder, or any of them, under the Note Purchase Agreement or available at law or in equity may be exercised from time to time and as often as may be deemed necessary by the Holder, or any of them.

      11. Counterparts. This Consent may be executed in any number of counterparts, including by facsimile, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement. 12. Further Assurances. Each of SCI and the Holders agree to take such further action as the Holders or SCI shall reasonably request in connection herewith to evidence the consents, forbearance and waivers herein contained relating to the Note Purchase Agreement.

      13. Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

      14. Governing Law. THIS CONSENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAW).

      IN WITNESS WHEREOF, SCI and each of the Holders has caused this Consent to be duly executed and delivered as of the date first above written.

                              SCI SYSTEMS, INC.

                              By: /s/ Richard Hare
                                  -------------------------------------

                                  Name: Richard Hare
                                        -------------------------------

                                  Title: Assistant Treasurer


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

Date: _____________           METROPOLITAN LIFE INSURANCE
                              COMPANY

                              By: /s/ A. Dennis White

                              Title: Director

Date: _____________           THE LINCOLN NATIONAL LIFE
                              INSURANCE COMPANY

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           LINCOLN NATIONAL REINSURANCE
                              COMPANY (BARBADOS) LTD.

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           LONDON LIFE INTERNATIONAL
                              REINSURANCE CORPORATION

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           SECURITY-CONNECTICUT LIFE
                              INSURANCE COMPANY

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           LIFE INVESTORS INSURANCE
                              COMPANY OF AMERICA

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           THE NORTHWESTERN MUTUAL
                              LIFE INSURANCE COMPANY

                              By: /s/ Jeffrey Lueken

                              Title: Authorized Representative

Date: _____________           LINCOLN NATIONAL HEALTH &
                              CASUALTY INSURANCE COMPANY

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           OXFORD LIFE INSURANCE
                              COMPANY

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           LINCOLN-SECURITY LIFE INSURANCE
                              COMPANY

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           SONS OF NORWAY

                              By: _____________________________________

                              Title: __________________________________

Date: _____________           BANKERS UNITED LIFE ASSURANCE
                              COMPANY

                              By: _____________________________________

                              Title: __________________________________